EXHIBIT 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100701754-07
Filing Date and Time 09/17/2010 2:44 PM
Entity Number E0453442010-5

1.

 Name of Corporation:

Alliance Petroleum Corporation

2.

Commercial Resident Agent:

Incsmart.biz Inc.

Name and Street:

3.

Shares:

Number of shares with par value:   75,000,000    Par value per share $0.001

Number of shares without par value: _______________

4.

Name &

Addresses of Board

of Directors/Trustees:

Khurram Ijaz

5.

Purpose:

6.

Names, Addresses

and Signature

of Incorporator:

Khurram Ijaz     /s/    Khurram Ijaz

          Incorporator Signature

5348 Vegas Drive

Las Vegas, Nevada 89108

7.

Certificate of Acceptance

of Appointment of

Registered Agent:

I hereby accept appointment as Resident Agent for the above

named corporation:

    /s/    See Attached

  Date:

Authorized Signature of Registered Agent

or On Behalf of Registered Agent Entity

Registered Agent Acceptance

Certificate of Acceptance of Appointment by Registered Agent

In the matter of

Alliance Petroleum Corporation

Name of Registered Agent

Incsmart.biz Inc.

commercial registered agent listed with the Nevada Secretary of State

9/17/2010     I hereby accept appointment as Resident Agent for the above named corporation:

    /s/    Michael Webber

  Date:  09/17/2010

Authorized Signature of Registered Agent

or On Behalf of Registered Agent Entity